UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2006 (November 6, 2006)

Eagle Bulk Shipping Inc.

(Exact name of Registrant as specified in Charter)

Marshall Islands	000-51366	98-0453513
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

477 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

(212) 785-2500

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 6, 2006, Eagle Bulk Shipping Inc. (the "Company") entered into an amendment to its existing revolving credit facility from its exclusive lender, Royal Bank of Scotland plc, to increase the borrowing capacity from $450 million to $500 million. A copy of a press release (the “Press Release”) announcing the amendment to the existing revolving credit facility is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information presented above under Item 1.01 of this Current Report is incorporated by reference herein.

Item 8.01. Other Events.

On November 6, 2006, the Company signed contracts with IHI Marine United Inc., one of Japan’s pre-eminent shipyards, for the construction of two ‘Future-56’ class Supramax vessels. These 56,000 deadweight ton vessels have a contract price of approximately $33.5 million each and are expected to be delivered in January and February of 2010, respectively. A copy of the Press Release, announcing the signing of the contracts, is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated November 8, 2006.

SIGN SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE BULK SHIPPING INC.

By: /s/ Sophocles N. Zoullas

Name: Sophocles N. Zoullas

Title: Chief Executive Officer

Date: November 8, 2006

Chie

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated November 8, 2006.

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